Filed pursuant to Rules 424(b)(3)and 424(c)
                                            Registration Statement No. 333-82080



                          PROSPECTUS SUPPLEMENT NO. 20
                     (To Prospectus Dated February 22, 2002)

                                  $200,000,000

                                Photronics, Inc.

                 4 3/4% Convertible Subordinated Notes Due 2006
                                       and
               Common Stock Issuable Upon Conversion of the Notes


This document supplements our prospectus dated February 22, 2002 relating to the resale of up to $200,000,000 aggregate principal amount of our notes and the shares of our common stock issuable upon conversion of the notes, by certain holders of notes who are named as selling security holders in the prospectus.

You should read this prospectus supplement in conjunction with the prospectus. This prospectus supplement updates information in the prospectus, and, accordingly, to the extent inconsistent, the information in this prospectus supplement supersedes the information contained in the prospectus.

                            -------------------------

Investing in the notes involves risks. See "Risk Factors" beginning on page 7 of the prospectus.

                            -------------------------


          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
           SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
           SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS
                PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.


            The date of this prospectus supplement is May 7, 2003.

The table of selling security holders beginning on page 36 of the prospectus is hereby amended to add the entity named below as selling security holder:




                                                                             Number of
                                             Principal                       shares of         Percentage
                                           amount of notes                     common           of common
                                            beneficially       Percentage    stock that           stock
                                             owned that         of notes     may be sold       outstanding
                  Name                      may be sold        outstanding       (1)               (2)
                  ----                      -----------        -----------       ---               ---
The Northwestern Mutual Life Insurance        1,000,000            *           27,027               *
Company


After giving effect to the addition of the foregoing selling security holder, the addition of a new footnote (12) and the deletion of a selling security holder who has sold all of its notes pursuant to the prospectus, the section of the prospectus entitled "Selling Security Holders" reads as follows:


                            SELLING SECURITY HOLDERS

         We originally issued the notes in a private placement in December 2001. The notes were resold by the initial purchasers of the notes to qualified institutional buyers under Rule 144A under the Securities Act. Selling security holders may offer and sell the notes and the underlying common stock pursuant to this prospectus.

         The following table sets forth information we have received as of May 7, 2003 about the principal amount of notes and the underlying common stock beneficially owned by each selling security holder that may be offered using this prospectus.




                                                                                              Number of
                                                              Principal                       shares of         Percentage
                                                            amount of notes                     common           of common
                                                             beneficially       Percentage    stock that           stock
                                                              owned that         of notes     may be sold       outstanding
                  Name                                        may be sold       outstanding       (1)               (2)
                  ----                                        -----------       -----------       ---               ---
Advent Convertible Master Cayman L.P.                     $ 2,935,000          1.47%                79,324           *
AIG/National Union Fire Insurance                             180,000            *                   4,864           *
AIM Alternative Asset Partners                                 15,000            *                     405           *
Allentown City Firefighters Pension Plan                       29,000            *                     783           *
Allentown City Officers & Employees Pension                    11,000            *                     297           *
Fund
Allentown City Police Pension Plan                             54,000            *                   1,459           *
Alpha US Sub Fund 4, LLC                                      415,000            *                  11,216           *
Amaranth LLC                                               13,800,000          6.90                372,972          1.21%
American Motorist Insurance Company                           507,000            *                  13,702           *
AmSouth Bank Custodian for AmSouth VA                       2,100,000          1.05                 56,756           *
Equity Income Fund

                                       3


                                                                                              Number of
                                                              Principal                       shares of         Percentage
                                                            amount of notes                     common           of common
                                                             beneficially       Percentage    stock that           stock
                                                              owned that         of notes     may be sold       outstanding
                  Name                                        may be sold       outstanding       (1)               (2)
                  ----                                        -----------       -----------       ---               ---
AmSouth Bank Custodian for Silect Equity                    1,320,000            *                  35,675           *
Variable Annuity Fund
Arapahoe County Colorado                                       49,000            *                   1,324           *
Arbitex Master Fund L.P. (9)                                9,000,000           4.50               243,243           *
Argent Classic Convertible Arbitrage Fund                     500,000            *                  13,513           *
L.P.
Argent Classic Convertible Arbitrage Fund                   2,000,000           1.00                54,054           *
(Bermuda) Ltd.
Argent Convertible Arbitrage Fund Ltd.                      4,500,000           2.25               121,621           *
Argent LowLev Convertible Arbitrage Fund LLC                  500,000            *                  13,513           *
Arkansas Teachers Retirement System                         3,506,000           1.75                94,756           *
Aventis Pension Master Trust (5)                              105,000            *                   2,837           *
Bank Austria Cayman Islands, LTD                            7,400,000           3.70               199,999           *
Baptist Health of South Florida                               577,000            *                  15,594           *
Black Diamond Offshore Ltd.                                   565,000            *                  15,270           *
Boilermaker - Blacksmith Pension Trust (5)                    590,000            *                  15,945           *
British Virgin Islands Social Security Board                   38,000            *                   1,027           *
CALAMOS(R)Convertible Fund - CALAMOS(R)                     2,400,000           1.20                64,864           *
Investment Trust (5)
CALAMOS(R)Convertible Growth and Income Fund                4,400,000           2.20               118,918           *
- CALAMOS(R)Investment Trust (5)
CALAMOS(R)Convertible Portfolio - CALAMOS(R)                   65,000            *                   1,756           *
Advisors Trust (5)

                                                                                              Number of
                                                              Principal                       shares of         Percentage
                                                            amount of notes                     common           of common
                                                             beneficially       Percentage    stock that           stock
                                                              owned that         of notes     may be sold       outstanding
                  Name                                        may be sold       outstanding       (1)               (2)
                  ----                                        -----------       -----------       ---               ---

CALAMOS(R)Convertible Technology Fund -                        65,000            *                   1,756           *
CALAMOS(R)Investment Trust (5)
CALAMOS(R)Global Convertible Fund - CALAMOS(R)                 70,000            *                   1,891           *
Investment Trust (5)
CALAMOS(R)Market Neutral Fund - CALAMOS(R)                 10,500,000           5.25               283,783           *
Investment Trust (5)
California Public Employees' Retirement                     2,000,000           1.00                54,054           *
System (11)
Castle Convertible Fund, Inc.                               1,250,000            *                  33,783           *
CEMEX Pension Plan (5)                                         60,000            *                   1,621           *
Chrysler Corporation Master Retirement Trust                2,035,000           1.01                54,999           *
CIBC World Markets                                          1,000,000            *                  27,027           *
Citicorp Life Insurance Company                                14,000            *                     378           *
City of Albany Pension Plan (5)                                50,000            *                   1,351           *
City of Knoxville Pension System (5)                          145,000            *                   3,918           *
City of New Orleans                                           203,000            *                   5,486           *
City University of New York                                   122,000            *                   3,297           *
Clarica Life Insurance Co.- U.S. (5)                          145,000            *                   3,918           *
Clinton Multistrategy Master Fund, Ltd.                     4,000,000           2.00               108,108           *
Clinton Riverside Convertible Portfolio                     4,000,000           2.00               108,108           *
Limited
Conseco Fund Group-Convertible Securities                     250,000            *                   6,756           *
Fund
Consulting Group Capital Markets Funds (5)                    250,000            *                   6,756           *
Credit Suisse First Boston Corporation                      1,500,000            *                  40,540           *

                                                                                              Number of
                                                              Principal                       shares of         Percentage
                                                            amount of notes                     common           of common
                                                             beneficially       Percentage    stock that           stock
                                                              owned that         of notes     may be sold       outstanding
                  Name                                        may be sold       outstanding       (1)               (2)
                  ----                                        -----------       -----------       ---               ---

DeAm Convertible Arbitrage                                  3,300,000          1.65                 89,189           *
Delta Airlines Master Trust (5)                               950,000            *                  25,675           *
Delta Air Lines Master Trust (c/o Oaktree                     490,000            *                  13,243           *
Capital Management LLC)
Delta Pilots Disability and Survivorship                      200,000            *                   5,405           *
Trust (5)
Delta Pilots D & S Trust (c/o Oaktree                         270,000            *                   7,297           *
Capital Management LLC)
Deutsche Banc Alex Brown                                   15,624,000          7.81                422,269          1.37
Dorinco Reinsurance Company (5)                               325,000            *                   8,783           *
Double Black Diamond Offshore LDC                           2,935,000          1.47                 79,324           *
Drury University (5)                                           35,000            *                     945           *
Engineers Joint Pension Fund                                  468,000            *                  12,648           *
Federated Equity Income Fund, Inc.                          7,300,000          3.65                197,297           *
Federated Insurance Series, on behalf of                      300,000            *                   8,108           *
its Federated Income Fund II
Fidelity Financial Trust: Fidelity                         11,680,000          5.84                315,675          1.03
Convertible Securities Fund (6)
Gartmore Variable Insurance Trust, on
behalf of its Federated GVIT Equity Income                    180,000            *                   4,864           *
Fund
Goldman Sachs and Company                                   3,430,000          1.71                 92,702           *
Grady Hospital Foundation                                     107,000            *                   2,891           *
Granville Capital Corporation                               2,000,000          1.00                 54,054           *
HFR Convertible Arbitrage Account                             190,000            *                   5,135           *
HFR Master Fund, LTD. (5)                                      50,000            *                   1,351           *

                                                                                              Number of
                                                              Principal                       shares of         Percentage
                                                            amount of notes                     common           of common
                                                             beneficially       Percentage    stock that           stock
                                                              owned that         of notes     may be sold       outstanding
                  Name                                        may be sold       outstanding       (1)               (2)
                  ----                                        -----------       -----------       ---               ---
H.K. Porter Company, Inc. (5)                                  15,000            *                     405            *
HSBC Trustee, Zola Managed Trust                              200,000            *                   5,405            *
Independence Blue Cross                                        64,000            *                   1,729            *
Innovest Finanzdienstleistungs AG                             580,000            *                  15,594            *
Jefferies Umbrella Fund US Convertible Bonds                  270,000            *                   7,297            *
KBC Financial Products (Cayman Island)                      2,000,000          1.00                 54,054            *
Limited
KBC Financial Products USA Inc.                               250,000            *                   6,756            *
Kettering Medical Center Funded                                35,000            *                     945            *
Depreciation Account (5)
Knoxville Utilities Board Retirement System                   120,000            *                   3,243            *
(5)
Lincoln National Global Asset Allocation                       40,000            *                   1,081            *
Fund, Inc.
Lipper Convertibles, L.P.                                   1,500,000            *                  40,540            *
Lipper Offshore Convertibles, L.P.                          1,500,000            *                  40,540            *
Louisiana Workers' Compensation Corporation                   150,000            *                   4,054            *
(5)
Lumbermans                                                    491,000            *                  13,270            *
Lyxor Master Fund Ref: Argent/LowLev CB                     1,230,000            *                  33,243            *
Lyxor Master Fund, c/o Zola Capital                           300,000            *                   8,108            *
Management
Macomb County Employees' Retirement System                    145,000            *                   3,918            *
(5)
Man Convertible Bond Master Fund, Ltd.                      8,208,000          4.10                221,837            *
McMahan Securities Co., L.P.                                1,500,000            *                  40,540            *
MFS Total Return Fund (10)                                  1,000,000            *                  27,027            *
Microsoft Corporation                                         410,000            *                  11,081            *

                                                                                              Number of
                                                              Principal                       shares of         Percentage
                                                            amount of notes                     common           of common
                                                             beneficially       Percentage    stock that           stock
                                                              owned that         of notes     may be sold       outstanding
                  Name                                        may be sold       outstanding       (1)               (2)
                  ----                                        -----------       -----------       ---               ---
Minnesota Power and Light                                     125,000            *                   3,378            *
Morgan Stanley & Co. (7)                                    1,500,000            *                  40,540            *
Motion Pictures Industry                                      545,000            *                  14,729            *
Motion Picture Industry Health Plan -                         190,000            *                   5,135            *
Active Member Fund
Motion Picture Industry Health Plan -                          80,000            *                   2,162            *
Retiree Member Fund
Municipal Employees                                           183,000            *                   4,945            *
National Benefit Life Insurance Company                         8,000            *                     216            *
New Orleans Firefighters Pension / Relief                     110,000            *                   2,972            *
Fund
Nicholas Applegate Convertible Fund                         1,529,000            *                  41,324            *
Nicholas Applegate Global Holdings LP                          35,000            *                     945            *
1976 Distribution Trust FBO A.R. Lauder /                       7,000            *                     189            *
Zinterhofer
1976 Distribution Trust FBO Jane A. Lauder                     13,000            *                     351            *
Occidental Petroleum Corporation                              118,000            *                   3,189            *
OCM Convertible Trust                                       1,180,000            *                   8,918            *
Ohio National Fund, Inc., on behalf of its                     30,000            *                     810            *
Equity Income Portfolio
Ondeo Nalco                                                    40,000            *                   1,081            *
Onex Industrial Partners Limited                            1,950,000            *                  52,702            *
Palladin Securities LLC                                     1,200,000            *                  32,432            *
Paloma Securities LLC                                       5,000,000          2.50                135,135            *
Partner Reinsurance Company Ltd.                              330,000            *                   8,918            *
Pebble Capital Inc.                                           650,000            *                  17,567            *


                                                                                              Number of
                                                              Principal                       shares of         Percentage
                                                            amount of notes                     common           of common
                                                             beneficially       Percentage    stock that           stock
                                                              owned that         of notes     may be sold       outstanding
                  Name                                        may be sold       outstanding       (1)               (2)
                  ----                                        -----------       -----------       ---               ---
Physicians Life                                               183,000            *                   4,945            *
Policemen and Firemen Retirement System of                    503,000            *                  13,594            *
the City of Detroit
Port Authority of Allegheny County
Retirement and Disability Allowance Plan
for the Employees Represented by Local 85                     615,000            *                  16,621            *
of the Amalgamated Transit Union (5)
Primerica Life Insurance Company                              329,000            *                   8,892            *
Pro-mutual                                                    603,000            *                  16,297            *
Putnam Asset Allocation Funds-Balanced                        310,000            *                   8,378            *
Portfolio
Putnam Asset Allocation Funds-Conservative                    240,000            *                   6,486            *
Portfolio
Putnam Convertible Income-Growth Trust                      2,180,000          1.09                 58,918            *
Putnam Convertible Opportunities and Income                    80,000            *                   2,162            *
Trust
Putnam Variable Trust-Putnam VT Global                         80,000            *                   2,162            *
Asset Allocation Fund
Qwest Occupational Health Trust                                55,000            *                   1,486            *
Ramius Capital Group                                          300,000            *                   8,108            *
Raytheon Master Pension Trust                                 200,000            *                   5,405            *
RCG Halifax Master Fund, LTD                                  550,000            *                  14,864            *
RCG Latitude Master Fund, LTD                               2,500,000          1.25                 67,567            *
RCG Multi Strategy A/C LP                                   1,250,000            *                  33,783            *
Robertson Stephens                                          5,000,000          2.50                135,135            *
Rockhaven Fund                                                 80,000            *                   2,162            *
Rockhaven Premier Dividend Fund                               700,000            *                  18,918            *


                                                                                              Number of
                                                              Principal                       shares of         Percentage
                                                            amount of notes                     common           of common
                                                             beneficially       Percentage    stock that           stock
                                                              owned that         of notes     may be sold       outstanding
                  Name                                        may be sold       outstanding       (1)               (2)
                  ----                                        -----------       -----------       ---               ---
Sage Capital                                                  100,000            *                   2,702            *
San Diego City Retirement                                   1,097,000            *                  29,648            *
San Diego County Convertible                                1,654,000            *                  44,702            *
SCI Endowment Care Common Trust Fund -                         20,000            *                     540            *
First Union (5)
SCI Endowment Care Common Trust Fund -                         70,000            *                   1,891            *
National Fiduciary Services (5)
SCI Endowment Care Common Trust Fund -                         30,000            *                     810            *
Suntrust (5)
Screen Actors Guild Pension Convertible                       500,000            *                  13,513            *
S G Cowen Securities Corporation                            1,500,000            *                  40,540            *
SG Hambros Trust Company (Jersey) Ltd as                      300,000            *                   8,108            *
Trustee of the Lyxor Master Fund
Shell Pension Trust                                           320,000            *                   8,648            *
Silverado Arbitrage Trading, Ltd.                             500,000            *                  13,513            *
Silvercreek Limited Partnership                             1,100,000            *                  29,729            *
Silvercreek II Limited                                        900,000            *                  24,324            *
Sisters of Good Shepherd                                      100,000            *                   2,702            *
Southern Farm Bureau Life Insurance                           185,000            *                   4,999            *
SPT (5)                                                       710,000            *                  19,189            *
St. Thomas Trading, Ltd.                                   13,468,000          6.73                363,999          1.18
Starvest Combined Portfolio                                   190,000            *                   5,135            *
State Employees' Retirement Fund of the                       810,000            *                  21,891            *
State of Delaware
State of Connecticut Combined Investment                    1,705,000            *                  46,081            *
Fund
State of Maryland Retirement Agency                         2,575,000          1.29                 69,594            *

                                                                                              Number of
                                                              Principal                       shares of         Percentage
                                                            amount of notes                     common           of common
                                                             beneficially       Percentage    stock that           stock
                                                              owned that         of notes     may be sold       outstanding
                  Name                                        may be sold       outstanding       (1)               (2)
                  ----                                        -----------       -----------       ---               ---
Sunrise Partners LLC                                        9,200,000          4.60                248,648            *
The Dow Chemical Company Employees'                         1,150,000            *                  27,631            *
Retirement Plan (5)
The Fondren Foundation (5)                                     35,000            *                     945            *
The Grable Foundation                                          95,000            *                   2,567            *
The Northwestern Mutual Life Insurance                      1,000,000            *                  27,027            *
Company (12)
Travelers Indemnity Company                                   785,000            *                  21,216            *
Travelers Insurance Company - Separate                         30,000            *                     811            *
Account TLAC
Travelers Life & Annuity Company                               40,000
                                                                                 *                   1,081            *
Travelers Life Insurance Company                              594,000            *                  16,054            *
Travelers Series Trust Convertible Bond                       200,000            *                   5,405            *
Trustmark Insurance Company                                   280,000            *                   7,567            *
2000 Revocable Trust FBO A.R. Lauder /                          6,000            *                     162            *
Zinterhofer
Union Carbide Retirement Account (5)                          600,000            *                  16,216            *
United Food and Commercial Workers Local                      270,000            *                   7,297            *
1262 and Employee Pension Fund (5)
Univar USA Inc. Retirement Plan (5)                           140,000            *                   3,783            *
Vanguard Convertible Securities Fund, Inc.                  1,945,000            *                  52,567            *
Wake Forest University                                        686,000            *                  18,540            *
Wake Forest University Convertible Arbitrage                  355,000            *                   9,594            *
WPG Convertible Arbitrage Overseas Master                   2,500,000          1.25                 67,567            *
Fund, L.P

                                                                                              Number of
                                                              Principal                       shares of         Percentage
                                                            amount of notes                     common           of common
                                                             beneficially       Percentage    stock that           stock
                                                              owned that         of notes     may be sold       outstanding
                  Name                                        may be sold       outstanding       (1)               (2)
                  ----                                        -----------       -----------       ---               ---
Writers Guild Industry Health Fund                            293,000            *                   7,918            *
Wyoming State Treasurer                                       971,000            *                  26,243            *
Zurich Institutional Benchmark Master Fund                  1,000,000            *                  27,027            *
Ltd.
Any other holder of notes or future
transferee, pledgee, donee or successor of                          0            -                       0            -
any holder (3)                                        ---------------        --------         ------------        ------
Total.....................................            $200,000,000(8)         100.00%         5,405,400(4)        15.13%
                                                      ===============        ========         ============        =======

------------------
* Less than 1%.

     (1) Assumes conversion of all of the holder's notes at a conversion rate of 27.027 shares of common stock per $1,000 principal amount of notes. However, this conversion rate will be subject to adjustment as described under "Description of Notes--Conversion Rights." As a result, the amount of common stock issuable upon conversion of the notes may increase or decrease in the future.

     (2) Calculated based on 30,315,494 shares of common stock outstanding as of December 31, 2001. In calculating this amount for each selling security holder, we treated as outstanding that number of shares of common stock issuable upon conversion of all of that holder's notes. However, we did not assume the conversion of any other holder's notes, except in calculating the percentage for all selling security holders as a group.

     (3) Information about other selling security holders will be set forth in prospectus supplements, if required.

     (4) Column does not add up correctly because the fractional shares to which the holders would be entitled have been disregarded.

     (5) Pursuant to an Investment Management Agreement, CALAMOS(R) Investments is not acting individually, but solely as an Investment Manager for the selling security holder.

     (6) The entity is either an investment company or a portfolio of an investment company registered under Section 8 of the Investment Company Act of 1940, as amended, or a private investment account advised by Fidelity Management and Research Company ("FMR Co."). FMR Co. is a Massachusetts corporation and an investment advisor registered under
          Section 203 of the Investment Advisers Act of 1940, as amended, and provides investment advisory services to each of such Fidelity entities identified above, and to other registered investment companies and to certain other funds which are generally offered to a limited group of investors. FMR Co. is a wholly owned subsidiary of FMR Corp., a Massachusetts corporation. The holdings are as of January 23, 2002.

     (7) The entity owns $1,200,000 of our 6.00% convertible subordinated notes due 2004. Further, Morgan Stanley & Co. Incorporated acted as one of the initial purchasers in connection with the offer and sale of the notes in December 2001.

     (8) The figures in this column are based on information supplied to us, as of May 7, 2003, by the respective selling security holders named in the table. As of that date, these selling security holders had supplied us with information indicating that, collectively, they owned more than $200,000,000 aggregate principal amount of notes (which would be convertible into more than 5,405,400 shares of common stock), reflecting, we believe, that one or more selling security holders supplied us with information for inclusion in the table and then sold their notes in transactions exempt from the registration requirements of the Securities Act to persons who also supplied us with information with respect to the same notes. However, since this prospectus would not be applicable to any sale of notes after they have been publicly sold utilizing this prospectus, no more than $200,000,000 principal amount of notes could be sold utilizing this prospectus and, accordingly, the $200,000,000 total in this column has been retained and represents the maximum principal amount of notes that could be sold hereunder.

     (9) The entity also owns an additional $6,500,000 principal amount of the notes, which it purchased, in registered form, in the open market.

     (10) This entity (the "Fund") has advised us that, to the best of its knowledge, the Fund has no position, office or other material relationship with us or any of our affiliates and that, while other funds and accounts advised by Massachusetts Financial Services Company ("MFS") may own securities issued by us, MFS has no knowledge of any other position, office or other material relationship between the Fund's affiliates and us or any of our affiliates.

     (11) This entity also owns 91,970 shares of our common stock.

     (12) A wholly-owned company of this entity, Northwestern Investment Management Company, LLC ("NIMC") is one of the investment advisors to this entity for its General Account, and is the investment advisor for this entity's General Account with respect to the notes and the underlying common stock. Therefore, NIMC may be deemed to be an indirect beneficial owner with shared voting power or investment power with respect to the notes and the underlying common stock.

         We prepared this table based on the information supplied to us on or before May 7, 2003 by the selling security holders named in the table. The selling security holders listed in the above table may have sold or transferred, pursuant to the prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date they have supplied the information to us. Some of the selling security holders may hold additional notes that have been registered under the Securities Act. Information about the selling security holders may change further over time. Any changed information supplied to us will be set forth in future prospectus supplements.

         Other than as noted above, none of the selling security holders listed above has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

         Because the selling security holders may offer all or some of their notes or the underlying common stock from time to time, we cannot estimate the amount of the notes or the underlying common stock that will be held by the selling security holders upon the termination of any particular offering. See "Plan of Distribution."

The last sentence of the sixth paragraph under "Plan of Distribution" on page 41 of the prospectus was previously amended to read as follows:

         "The selling security holders may also sell the notes or the underlying common stock short and deliver notes or the underlying common stock to close out short positions, or loan or pledge notes or the underlying common stock to broker-dealers or financial institutions that, in turn, may sell the notes or the underlying common stock."






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